UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 25, 2018, Unitil Corporation (“Unitil”) entered into a Second Amended and Restated Credit Agreement among the following parties (the “Second Amended and Restated Credit Agreement”) and related documents (collectively, the “Second Amended Credit Facility”):

•	Unitil;

•	Bank of America, N.A., as administrative agent; and

•	Bank of America, N.A., Citizens Banks, N.A. (formerly known as RBS Citizens, N.A.), and TD Bank, N.A. (each, a “Lender”).

The Second Amended Credit Facility amends and restates in its entirety the Amended and Restated Credit Agreement among Unitil, Bank of America, N.A., as administrative agent, and each Lender and related documents (collectively, the “previous Credit Facility”).

Unitil and its affiliates have relationships with Bank of America, N.A. and the other Lenders involving the provision of depository and other cash management and commercial banking services, including with respect to the Second Amended Credit Facility and the previous Credit Facility.

The Second Amended Credit Facility maintains the borrowing limit of $120 million, which includes a $25 million sublimit for the issuance of standby letters of credit, under the previous Credit Facility. Unitil may increase the borrowing limit under the Second Amended Credit Facility by up to $50 million under certain circumstances. Unitil may irrevocably reduce or terminate the unutilized portion of the commitments under the Second Amended Credit Facility at any time without penalty.

Unitil may borrow under the Second Amended Credit Facility until July 25, 2023, subject to two one-year extensions under certain circumstances. The Second Amended Credit Facility terminates and all amounts outstanding thereunder are due and payable on July 25, 2023, subject to the extensions discussed in the prior sentence. Unitil may prepay amounts outstanding under the Second Amended Credit Facility at any time without premium or penalty, other than breakage costs.

The Second Amended Credit Facility generally provides Unitil with the ability to elect that borrowings under the Second Amended Credit Facility bear interest:

(i)	at a daily fluctuating rate of interest per annum equal to one-month London Interbank Offered Rate (“LIBOR”), plus 1.125%;

(ii)	at a rate and term equal to one-month, two-month, three-month or six-month LIBOR (as selected by Unitil) for the selected interest period, plus 1.125%; or

(iii)	at a daily rate per annum equal to the highest of (x) the US Federal Funds rate plus 0.5%, (y) the Bank of America prime rate; or (z) one-month LIBOR plus 1.00%.

The Second Amended and Restated Credit Agreement contains customary terms and conditions for credit facilities of this type, including affirmative and negative covenants. There are restrictions on, among other things, Unitil’s and its subsidiaries’ ability to incur liens or incur indebtedness, and restrictions on Unitil’s ability to merge or consolidate with another entity or change its line of business. The affirmative and negative covenants under the Second Amended and Restated Credit Agreement shall apply to Unitil until the Second Amended Credit Facility terminates and all amounts borrowed under the Second Amended Credit Facility are paid in full (or with respect to letters of credit, they are cash-collateralized). The only financial covenant in the Second Amended and Restated Credit Agreement provides that Unitil’s Funded Debt to Capitalization (as each term is defined in the Second Amended and Restated Credit Agreement) cannot exceed 65% tested on a quarterly basis.

The events of default under the Second Amended and Restated Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest; (2) failure of representations or warranties to be correct, in any material respect; (3) failure to perform negative covenants and certain affirmative covenants; (4) failure to perform any other covenants or agreement and if the failure is not remedied within 30 days; (5) a cross-default with other debt in certain circumstances; (6) a change of control; (7) certain judgments against Unitil and/or its subsidiaries in excess of $25 million; (8) certain defaults on obligations under the Employee Retirement Income Security Act; or (9) certain bankruptcy type events. Such events of default could result in the acceleration of all obligations and the termination of the right to borrow additional funds or request the issuance of letters of credit under the Second Amended Credit Facility; however, upon the entry of an order for relief under the United States Bankruptcy Code, the obligations would be automatically accelerated and the right to borrow and request letters of credit would be automatically terminated.

The other terms and conditions of the Second Amended Credit Facility, including affirmative and negative covenants, are substantially similar to those of the previous Credit Facility.

The foregoing summary of the Second Amended Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Credit Agreement and the related notes issued thereunder (collectively, the “Loan Documents”), which are attached as exhibits to this Form 8-K.

The Loan Documents have been included to provide investors with information regarding their terms. The Loan Documents are not intended to provide investors (other than the parties to the Loan Documents) with any factual information about Unitil or any of Unitil’s subsidiaries or affiliates. The representations, warranties and covenants contained in the Loan Documents were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, and are subject to limitations agreed upon by the parties to the Loan Documents. Moreover, the representations and warranties contained in the Loan Documents were made for the purpose of allocating contractual risk between the parties to the Loan Documents instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Loan Documents that differ from those applicable to investors generally. Investors (other than the parties to the Loan Documents) are not third-party beneficiaries under the Loan Documents and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Unitil or any of Unitil’s subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Loan Documents may change after the date of the Loan Documents, which subsequent information may or may not be reflected in Unitil’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

4.1	Second Amended and Restated Credit Agreement dated July 25, 2018 among Unitil Corporation, Bank of America, N.A., as administrative agent, and the Lenders

4.2	Amended and Restated Note issued to Bank of America, N.A.

4.3	Amended and Restated Note issued to Citizens Bank, N.A.

4.4	Amended and Restated Note issued to TD Bank, N.A.

10.1	Second Amended and Restated Credit Agreement dated July 25, 2018 among Unitil Corporation, Bank of America, N.A., as administrative agent, and the Lenders (included as Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: July 31, 2018